Item 77(Q1)(a).1

FEDERATED MDT SERIES
DECLARATION OF TRUST

Dated May 18, 2006

       DECLARATION OF TRUST made this 18th
 day of May, 2006, by the undersigned, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.
       WHEREAS, the Trustees desire to
 establish a trust fund for the investment and reinvestment of funds contributed thereto;
       NOW, THEREFORE, the Trustees declare
 that all money and property contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust IN TRUST as herein set forth below.

ARTICLE I
NAMES AND DEFINITIONS
       Section 1.  Name.  This Trust shall
 be known as Federated MDT Series, and the Trustees may
conduct the business of the Trust under
that name or any other name as they may
determine from time to
time.
       Section 2.  Definitions.  Wherever
 used herein, unless otherwise required by the context or
specifically provided:
(a)	The terms "Affiliated Person,"
"Assignment,"  "Commission," "Interested Person,"
"Majority Shareholder Vote" (the 67% or
50% requirement of Section 2(a)(42) of the 1940 Act,
whichever may be applicable) and "Principal
 Underwriter" shall have the meanings given them in
the 1940 Act, as amended from time to time;
(b)	The "Trust" refers to the Massachusetts
Business Trust established by this Declaration of
Trust, as amended from time to time, inclusive
 of each and every Series and Class established
hereunder;
(c)	"Class" refers to a class of Shares
 established and designated under or in accordance with
the provisions of Article III;
(d)	"Series" refers to a series of Shares
 established and designated under or in accordance
with the provisions of Article III;
(e)	"Series Company" refers to the form of
 a registered open-end investment company
described in Section 18(f)(2) of the 1940 Act
or in any successor statutory provision;
(f)	"Shareholder" means a record owner of
 Shares of any Series or Class;
(g)	"Trustees" refer to the individual
Trustees in their capacity as Trustees hereunder of the
Trust and their successor or successors for
the time being in office as such Trustees;
(h)	"Shares" means the equal proportionate
 units of interest into which the beneficial interest
in the Trust shall be divided from time to time,
 or if more than one Series or Class of Shares is
authorized by the Trustees, the equal
 proportionate units into which each Series or
Class of Shares
shall be divided from time to time and
includes fractions of Shares as well as whole Shares;
(i)	The "1940 Act" refers to the Investment
 Company Act of 1940, and the Rules and
Regulations thereunder, (including any exemptions
 granted thereunder) as amended from time to
time; and
(j)	"By-Laws" shall mean the By-Laws of the
Trust as amended from time to time.
ARTICLE II
PURPOSE OF TRUST
       The purpose of this Trust is to operate
 as an investment company, and provide investors a continuous source of managed investments by investing primarily in securities, derivative securities, and also in debt instruments, commodities,
commodity contracts and options thereon, and other property.
ARTICLE III
BENEFICIAL INTEREST
       Section 1.  Shares of Beneficial Interest.
 The beneficial interest in the Trust shall at all times be divided into transferable Shares, without par value.
  Subject to the provisions of Section 5
 of this Article III,
each Share shall have voting rights as provided in
 Article VIII hereof, and holders of the Shares of any Series shall be entitled to receive dividends, when and as declared with respect thereto in the manner provided in Article X, Section 1 hereof. The Shares of any Series may be issued in one or more Classes, as the Trustees may authorize pursuant to Article XII,
Section 8 hereof. Unless the Trustees have authorized the issuance of Shares of a Series in two or more
Classes, each Share of a Series shall represent an equal proportionate interest in the assets and liabilities and the income and the expenses of the Series with each other Share of the same Series, none having priority or preference over another. If the Trustees have authorized the issuance of Shares of a Series in two or more Classes, then the Classes may have such variations as to dividend, redemption, and voting rights, net asset values, expenses borne by the Classes, and other matters as the Trustees have authorized provided that each Share of a Class shall represent an equal proportionate interest in the assets and liabilities
and the income and the expenses of the Class with each other Share of the same Class, none having priority or preference over another. The number of Shares authorized shall be unlimited. The Trustees may from time to time divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series or Class.
       Section 2.  Ownership of Shares.  The
ownership of Shares shall be recorded in the
 books of the
Trust or a transfer agent which books shall be maintained separately for the Shares of each Series or Class.
The Trustees may make such rules as they consider
 appropriate for the transfer of Shares and similar matters. The record books of the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series or Class and as to the number of Shares of each Series or Class held from time to time by each.
       Section 3.  Investment in the Trust.
 The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. After the date of the initial contribution of capital (which shall occur prior to the initial public offering of Shares), the number of Shares to represent the initial contribution shall be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust to be allocated among any Series or
Classes in the manner described in Section 5(a)
 of this Article. Subsequent to such initial contribution of capital, Shares (including Shares which may have been redeemed or repurchased by the Trust) may be issued or sold at a price which will net the relevant Series or Class, as the case may be, before paying any taxes in connection with such issue or sale, not less than the net asset value (as defined in Article X, Section 3) thereof; provided, however, that the Trustees may in their discretion impose a sales charge upon investments in or redemptions from the Trust, and upon reinvestments of dividends and capital gains in
Shares.
       Section 4.  No Pre-emptive Right; Action
by Shareholder. Shareholders shall have no pre-emptive or other right to subscribe to any additional
Shares or other securities issued by the Trust.
No action may be
brought by a Shareholder on behalf of the Trust unless a prior demand regarding such matter has been made on the Trustees of the Trust.


Section 5.  Establishment and Designation of
Series or Class.  Without limiting the authority
 of the
Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional
 Series or
Class or to modify the rights and preferences of any existing Series or Class, the initial Series shall be, and is established and designated as,
Federated MDT All Cap Core Fund
Class A Shares
Class C Shares
Class K Shares
Institutional Shares
Federated MDT Balanced Fund
Class A Shares
Class C Shares
Class K Shares
Institutional Shares
Federated MDT Large Cap Growth Fund
Class A Shares
Class C Shares
Institutional Shares
Federated MDT Mid Cap Growth Fund
Class A Shares
Class C Shares
Institutional Shares
Federated MDT Small Cap Core Fund
Class A Shares
Class C Shares
Institutional Shares
Federated MDT Small Cap Growth Fund
Class A Shares
Class C Shares
Institutional Shares
Federated MDT Small Cap Value Fund
Class A Shares
Class C Shares
Institutional Shares
Federated MDT Tax Aware/All Cap Core Fund
Class A Shares
Class C Shares
Institutional Shares

As amended by Amd. #1, dated 8/17/06
       Shares of any Series or Class established
 in this Section 5 shall have the following relative
rights
and preferences:
(a)	Assets belonging to Series or Class.
 All consideration received by the Trust for the issue
or sale of Shares of a particular Series or Class,
 together with all assets in which such consideration
is invested or reinvested, all income, earnings,
profits, and proceeds thereof from whatever source
derived, including, without limitation, any
proceeds derived from the sale, exchange or liquidation
of such assets, and any funds or payments derived
 from any reinvestment of such proceeds in
whatever form the same may be, shall irrevocably
 belong to that Series or Class for all purposes,
subject only to the rights of creditors, and shall
be so recorded upon the books of account of the
Trust.  Such consideration, assets, income, earnings,
 profits and proceeds thereof, from whatever
source derived, including, without limitation, any
 proceeds derived from the sale, exchange or
liquidation of such assets, and any funds or
payments derived from any reinvestment of such
proceeds, in whatever form the same may be,
are herein referred to as "assets belonging to" that
Series or Class. In the event that there are
any assets, income, earnings, profits and proceeds
thereof, funds or payments which are not readily
identifiable as belonging to any particular Series
or Class (collectively "General Assets"), the
Trustees shall allocate such General Assets to,
between or among any one or more of the Series or
 Classes established and designated from time
to time in such manner and on such basis as they,
 in their sole discretion, deem fair and equitable,
and any General Assets so allocated to a particular
 Series or Class shall belong to that Series or
Class.  Each such allocation by the Trustees shall
be conclusive and binding upon the Shareholders
of all Series or Classes for all purposes.
(b)	Liabilities Belonging to Series or Class.
 The assets belonging to each particular Series or
Class shall be charged with the liabilities of the
Trust in respect to that Series or Class and all
expenses, costs, charges and reserves attributable
 to that Series or Class, and any general liabilities
of the Trust which are not readily identifiable as
 belonging to any particular Series or Class shall
be allocated and charged by the Trustees to and
among any one or more of the Series or Classes
established and designated from time to time in
such manner and on such basis as the Trustees in
their sole discretion deem fair and equitable.
 The liabilities, expenses, costs, charges and reserves
so charged to a Series or Class are herein referred
to as "liabilities belonging to" that Series or
Class.  Each allocation of liabilities belonging to
 a Series or Class by the Trustees shall be
conclusive and binding upon the Shareholders of
 all Series or Classes for all purposes.
(c)	Dividends, Distributions, Redemptions,
 Repurchases and Indemnification.
Notwithstanding any other provisions of this
Declaration of Trust, including, without limitation,
Article X, no dividend or distribution (including,
 without limitation, any distribution paid upon
termination of the Trust or of any Series or Class)
with respect to, nor any redemption or
repurchase of the Shares of any Series or Class
shall be effected by the Trust other than from the
assets belonging to such Series or Class, nor except
 as specifically provided in Section 1 of Article
XI hereof, shall any Shareholder of any particular
Series or Class otherwise have any right or claim
against the assets belonging to any other Series or
Class except to the extent that such Shareholder
has such a right or claim hereunder as a Shareholder
 of such other Series or Class.
(d)	Voting.  Notwithstanding any of the other
 provisions of this Declaration of Trust,
including, without limitation, Section 1 of Article
VIII, only Shareholders of a particular Series or
Class shall be entitled to vote on any matters
affecting such Series or Class.  Except with respect to
matters as to which any particular Series or Class
 is affected materially differently or as otherwise
required by applicable law, all of the Shares of
each Series or Class shall, on matters as to which
such Series or Class is entitled to vote, vote with
other Series or Classes so entitled as a single
class.  Notwithstanding the foregoing, with respect
to matters which would otherwise be voted on
by two or more Series or Classes as a single class,
 the Trustees may, in their sole discretion, submit
such matters to the Shareholders of any or all such
Series or Classes, separately.
(e)	Fraction.  Any fractional Share of a Series
 or Class shall carry proportionately all the
rights and obligations of a whole Share of that
Series or Class, including rights with respect to
voting, receipt of dividends and distributions,
redemption of Shares and termination of the Trust or
of any Series or Class.
(f)	Exchange Privilege.  The Trustees shall
have the authority to provide that the holders of
Shares of any Series or Class shall have the right
 to exchange said Shares for Shares of one or
more other Series or Classes in accordance with
 such requirements and procedures as may be
established by the Trustees.
(g)	Combination of Series or Classes.  The
Trustees shall have the authority, without the
approval of the Shareholders of any Series or
Class, unless otherwise required by applicable law,
to combine the assets and liabilities belonging
 to a single Series or Class with the assets and
liabilities of one or more other Series or Classes.
(h)	Elimination of Series or Classes.
The Trustees shall have the authority, without the approval of Shareholders of any Series or Class, unless otherwise required by applicable law, to amend this Declaration of Trust to abolish that Series or Class and to rescind the establishment and designation thereof.


ARTICLE IV
THE TRUSTEES
       Section 1.  Management of the Trust.
 The business and affairs of the Trust shall be managed by
the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility. The Trustees who shall serve as Trustees are the undersigned.
       Section 2.  Election of Trustees by S
hareholders. Unless otherwise required by the 1940 Act or any court or regulatory body of competent jurisdiction, or unless the Trustees determine otherwise, a Trustee shall be elected by the Trustees, and Shareholders shall have no right to elect Trustees.
       Section 3.  Term of Office of Trustees.
  The Trustees shall hold office during the lifetime of this Trust, and until its termination as hereinafter provided; except (a) that any Trustee may resign his office at any time by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other
Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any special meeting of Shareholders of the Trust by a vote of two-thirds of the outstanding Shares. Any removals shall be effective as to the Trust and each Series and Class hereunder.
       Section 4.  Termination of Service and
Appointment of Trustees. In case of the death, resignation, retirement, removal or mental or physical incapacity of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this Trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. Any appointment authorized by this
Section 4 is subject to the provisions of Section
16(a) of the 1940 Act.
       Section 5.  Number of Trustees.
The number
 of Trustees, not less than three (3) nor more than twenty (20) serving hereunder at any time, shall be determined by the Trustees themselves.
       Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled or while any
Trustee is physically or mentally incapacitated, the other Trustees shall have all the powers hereunder and the certificate signed by a majority of the other
 Trustees of such vacancy, absence or incapacity shall be conclusive, provided, however, that no vacancy which reduces the number of Trustees below three (3) shall remain unfilled for a period longer than six calendar months.
       Section 6.  Effect of Death, Resignation,
etc. of a Trustee. The death, resignation, retirement, removal, or mental or physical incapacity of the Trustees, or any one or more of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.
       Section 7.  Ownership of Assets.  The assets
belonging to each Series or Class shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustee. All of the assets belonging to each Series or Class or owned by the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership interest in any individual asset belonging to any Series or Class or owned by the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in a Series or Class.


ARTICLE V
POWERS OF THE TRUSTEES
       Section 1.  Powers.   The Trustees in
all instances shall act as principals, and are and shall be free from the control of the Shareholders. The
 Trustees shall have full power and authority to do any and all acts and to make and execute any and all
contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust or a Series or Class.  The Trustees shall not be bound or limited by present or future laws or
 customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust.
  Without limiting the foregoing, the Trustees shall have the following specific powers and authority, subject to any applicable limitation in the 1940 Act or in this
Declaration of Trust or in the By-Laws of the Trust:
(a)	To buy, and invest funds in their hands
in securities and other property, including, but not
limited to, common stocks, preferred stocks, bonds,
 debentures, warrants and rights to purchase
securities, options, certificates of beneficial
interest, money market instruments, notes or other
evidences of indebtedness issued by any corporation,
 trust or association, domestic or foreign, or
issued or guaranteed by the United States of America
or any agency or instrumentality thereof, by
the government of any foreign country, by any State
of the United States, or by any political
subdivision or agency or instrumentality of any
State or foreign country, or "when-issued" or
"delayed-delivery" contracts for any such securities,
 or any repurchase agreement or reverse
repurchase agreement, or debt instruments, commodities,
 commodity contracts and options
thereon, or to retain assets belonging to each and
every Series or Class in cash, and from time to
time to change the investments of the assets
belonging to each Series or Class;
(b)	To adopt By-Laws of the Trust not inconsistent
 with the Declaration of Trust providing
for the conduct of the business of the Trust and to
 amend and repeal them to the extent that they do
not reserve that right to the Shareholders;
(c)	To elect and remove such officers of the
Trust and appoint and terminate such agents of
the Trust as they consider appropriate;
(d)	To appoint or otherwise engage a bank or
 other entity permitted by the 1940 Act, as
custodian of any assets belonging to any Series or
 Class subject to any conditions set forth in this
Declaration of Trust or in the By-Laws;
(e)	To appoint or otherwise engage transfer agents,
 dividend disbursing agents, Shareholder
servicing agents, investment advisers, sub-investment
 advisers, principal underwriters,
administrative service agents, and such other agents
as the Trustees may from time to time appoint
or otherwise engage;
(f)	To provide for the distribution of any Shares
 of any Series or Class either through a
Principal Underwriter in the manner hereinafter provided
for or by the Trust itself, or both;
(g)	To set record dates in the manner hereinafter
 provided for;
(h)	To delegate such authority as they consider
 desirable to a committee or committees
composed of Trustees, including without limitation,
 an Executive Committee, or to any officers of
the Trust and to any agent, custodian or underwriter;
(i)	To sell or exchange any or all of the assets
belonging to one or more Series or Classes,
subject to the provisions of Article XII, Section 4(b) hereof;
(j)	To vote or give assent, or exercise any rights
of ownership, with respect to stock or other
securities or property; and to execute and deliver
powers of attorney to such person or persons,
including the investment adviser of the Trust as the
Trustees shall deem proper, granting to such
person or persons such power and discretion with
relation to securities or property as the Trustees
shall deem proper;
(k)	To exercise powers and rights of subscription
 or otherwise which in any manner arise out
of ownership of securities or other property;
(l)	To hold any security or property in a form not
 indicating any trust, whether in bearer,
unregistered or other negotiable form; or either in
its own name or in the name of a custodian or a
nominee or nominees, subject in either case to proper
safeguards according to the usual business
practice of Massachusetts business trusts or investment
companies;
(m)	To consent to or participate in any plan for the
 reorganization, consolidation or merger of
any corporation or concern, any security of which belongs
to any Series or Class; to consent to any
contract, lease, mortgage, purchase, or sale of property
by such corporation or concern, and to pay
calls or subscriptions with respect to any security which
belongs to any Series or Class;
(n)	To engage in and to prosecute, compound,
compromise, abandon, or adjust, by arbitration
or otherwise, any actions, suits, proceedings, disputes,
 claims, demands, and things relating to the
Trust, and out of the assets belonging to any Series or
 Class to pay, or to satisfy, any debts, claims
or expenses incurred in connection therewith, including
those of litigation, upon any evidence that
the Trustees may deem sufficient (such powers shall
 include without limitation any actions, suits,
proceedings, disputes, claims, demands and things
relating to the Trust wherein any of the Trustees
may be named individually and the subject matter
 of which arises by reason of business for or on
behalf of the Trust);
(o)	To make distributions of income and of
capital gains to Shareholders;
(p)	To borrow money;
(q)	From time to time to issue and sell the
Shares of any Series or Class either for cash or for
property whenever and in such amounts as the Trustees
may deem desirable, but subject to the
limitation set forth in Section 3 of Article III.
(r)	To purchase insurance of any kind, including,
 without limitation, insurance on behalf of
any person who is or was a Trustee, officer, employee
or agent of the Trust, or is or was serving at
the request of the Trust as a trustee, director,
officer, agent or employee of another corporation,
partnership, joint venture, trust or other enterprise,
against any liability asserted against him  or
incurred by him in any such capacity or arising out
of his status as such;
(s)	To sell, exchange, lend, pledge, mortgage,
hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets belonging to any Series or Class;
       The Trustees shall have all of the powers set forth in this Section 1 with respect to all assets and liabilities of each Series and Class.
       Section 2.  Principal Transactions.  The
Trustees shall not cause the Trust on behalf of any Series or Class to buy any securities (other than Shares) from or sell any securities (other than Shares) to, or lend any assets belonging to any Series or Class to any
 Trustee or officer or employee of the Trust or any firm of which any such Trustee or officer is a member acting as principal unless permitted by the 1940 Act, but the Trust may employ any such other party or any such person or firm or company in which any such person is an interested person in any capacity not prohibited by the 1940 Act.
       Section 3.  Trustees and Officers as Shareholders.
  Any Trustee, officer, employee or other agent of the Trust may acquire, own and dispose of Shares of any Series or Class to the same extent as if he were not a Trustee, officer, employee or agent; and the Trustees may issue and sell or cause to be issued or sold
Shares of any Series or Class to and buy such Shares from any such person or any firm or company in which he is an interested person subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the By-Laws.
       Section 4.  Parties to Contract.  The Trustees
 may enter into any contract of the character described in Article VII or in Article IX hereof or any other capacity not prohibited by the 1940 Act with any corporation, firm, partnership, trust or association, although one or more of the shareholders, Trustees, officers, employees or agents of the Trust or their affiliates may be an officer, director, trustee, partner, shareholder or interested person of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust or any Series or Class under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, in the absence of actual fraud.
 The same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Article VII or
Article IX or any other capacity not prohibited by the 1940 Act, and any individual may be financially interested or otherwise an interested person of persons who are parties to any or all of the contracts mentioned in this Section 4.
ARTICLE VI
TRUSTEES' EXPENSES AND COMPENSATION
       Section 1.  Trustee Reimbursement.  The
Trustees shall be reimbursed from the assets belonging to each particular Series or Class for all of such Trustees' expenses as such expenses are allocated to and among any one or more of the Series or Classes pursuant to Article III, Section 5(b), including, without limitation, expenses of organizing the Trust or any Series or Class and continuing its or their existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services, administrative services and principal underwriting services provided for in Article VII, Sections 1, 2 and 3; fees and expenses of preparing and printing Registration
Statements under the Securities Act of 1933 and the 1940
Act and any amendments thereto; expenses of registering and qualifying the Trust and any Series or Class and the Shares of any Series or Class under federal and state laws and regulations; expenses of preparing, printing and distributing prospectuses and any amendments thereto sent to shareholders, underwriters, broker-dealers and to investors who may be considering the purchase of Shares; expenses of registering, licensing or other authorization of the Trust or any Series or Class as a broker-dealer and of its or their officers as agents and salesmen under federal and state laws and regulations; interest expenses, taxes, fees and commissions of every kind; expenses of issue
(including cost of share certificates), purchases, repurchases and redemptions of Shares, including expenses attributable to a program of periodic issue;
charges and expenses of custodians, transfer agents,
 dividend disbursing agents, Shareholder servicing agents and registrars; printing and mailing costs;
 auditing, accounting and legal expenses; reports to Shareholders and governmental officers and commissions;
 expenses of meetings of Shareholders and proxy solicitations therefor; insurance expenses; association membership dues and nonrecurring items as may arise, including all losses and liabilities by them incurred in administering the Trust and any Series or Class, including expenses incurred in connection with litigation, proceedings and claims and the obligations of the Trust under Article XI hereof and the By-Laws to indemnify its Trustees, officers, employees, shareholders and agents, and any contract obligation to indemnify
Principal Underwriters under Section 3 of Article VII;
and for the payment of such expenses, disbursements, losses and liabilities, the Trustees shall have a lien on the assets belonging to each Series or Class prior to any rights or interests of the Shareholders of any Series or Class. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

       Section 2.  Trustee Compensation.  The
Trustees shall be entitled to compensation from the Trust
from the assets belonging to any Series or Class
 for their respective services as Trustees, to be determined from time to time by vote of the Trustees, and the
Trustees shall also determine the compensation of all
officers, employees, consultants and agents whom they
may elect or appoint.  The Trust may pay out of the
assets belonging to any Series or Class any Trustee or
 any corporation, firm, partnership, trust or other
entity of which a Trustee is an interested person for
services rendered in any capacity not prohibited by the
1940 Act, and such payments shall not be deemed
compensation for services as a Trustee under the first
sentence of this Section 2 of Article VI.
ARTICLE VII
INVESTMENT ADVISER, ADMINISTRATIVE SERVICES, PRINCIPAL
 UNDERWRITER AND
TRANSFER_AGENT
       Section 1.  Investment Adviser.  Subject to a
 Majority Shareholder Vote by the relevant Series or
Class to the extent such vote is required by law, the
 Trustees may in their discretion from time to time enter
into an investment advisory contract whereby the other
 party to such contract shall undertake to furnish the
Trustees investment advisory services for such Series
 or Class upon such terms and conditions and for such compensation as the Trustees may in their discretion determine.  Subject to a Majority Shareholder Vote by
the relevant Series or Class to the extent such vote
is required by law, the investment adviser may enter into
a sub-investment advisory contract to receive investment
 advice and/or statistical and factual information
from the sub-investment adviser for such Series or
Class upon such terms and conditions and for such
compensation as the Trustees, in their discretion,
 may agree.  Notwithstanding any provisions of this
Declaration of Trust, the Trustees may authorize the
investment adviser or sub-investment adviser or any
person furnishing administrative personnel and services
as set forth in Article VII, Section 2 (subject to
such general or specific instructions as the Trustees
may from time to time adopt) to effect purchases, sales
or exchanges of portfolio securities belonging to a
Series or Class on behalf of the Trustees or may
authorize any officer, employee or Trustee to effect
such purchases, sales, or exchanges pursuant to
recommendations of the investment adviser (and all
without further action by the Trustees).  Any such
purchases, sales and exchanges shall be deemed to
have been authorized by the Trustees.  The Trustees may
also authorize the investment adviser to determine
 what firms shall be employed to effect transactions in securities for the account of a Series or Class and to determine what firms shall participate in any such transactions or shall share in commissions or fees charged in connection with such transactions.
       Section 2.  Administrative Services.   The
Trustees may in their discretion from time to time
contract for administrative personnel and services
 whereby the other party shall agree to provide the
Trustees administrative personnel and services to
operate the Trust or a Series or Class on a daily basis, on
such terms and conditions as the Trustees may in
their discretion determine.  Such services may be provided
by one or more entities.
       Section 3.  Principal Underwriter.  The
Trustees may in their discretion from time to time enter
into an exclusive or nonexclusive contract or
contracts providing for the sale of the Shares of a Series or Class to net such Series or Class not less than the amount provided in Article III, Section 3 hereof, whereby a Series or Class may either agree to sell the
Shares to the other party to the contract or appoint such other party its sales agent for such shares. In either case, the contract shall be on such terms and conditions (including indemnification of Principal Underwriters allowable under applicable law and regulation) as the
Trustees may in their discretion determine not
 inconsistent with the provisions of this Article VII; and such contract may also provide for the repurchase or sale of Shares of a Series or Class by such other party as
principal or as agent of the Trust and may provide
 that the other party may maintain a market for shares of a
Series or Class.
       Section 4.  Transfer Agent.   The Trustees
may in their discretion from time to time enter into
transfer agency and Shareholder services contracts
whereby the other party shall undertake to furnish
transfer agency and Shareholder services.  The
contracts shall be on such terms and conditions as the
Trustees may in their discretion determine not
inconsistent with the provisions of this Declaration of Trust or of the By-Laws.  Such services may be provided
 by one or more entities.
ARTICLE VIII
SHAREHOLDERS' VOTING POWERS AND MEETINGS
       Section 1.  Voting Powers.  Subject to the
 provisions set forth in Article III, Section 5(d), the Shareholders shall have power to vote, (i) for the election of Trustees as provided in Article IV, Section 2;
(ii) for the removal of Trustees as provided in Article
IV, Section 3(d); (iii) with respect to any investment
adviser or sub-investment adviser as provided in Article
 VII, Section 1; (iv) with respect to the amendment
of this Declaration of Trust as provided in Article XII,
 Section 7; and (v) with respect to such additional
matters relating to the Trust as may be required by law,
by this Declaration of Trust, or the By-Laws of the
Trust or any regulation of the Trust or the Securities
 and Exchange Commission or any State, or as the
Trustees may consider desirable.  Each whole Share shall
be entitled to one vote as to any matter on which
it is entitled to vote, and each fractional Share shall
 be entitled to a proportionate fractional vote.  There
shall be no cumulative voting in the election of Trustees.
 Shares may be voted in person or by proxy.  A
proxy with respect to Shares held in the name of two or
more persons shall be valid if executed by any one
of them unless at or prior to exercise of the proxy the
Trust receives a specific written notice to the contrary
from any one of them.  A proxy purporting to be executed
by or on behalf of a Shareholder shall be deemed
valid unless challenged at or prior to its exercise and
 the burden of proving invalidity shall rest on the
challenger.  At all meetings of Shareholders, unless
 inspectors of election have been appointed, all
questions relating to the qualification of votes and
the validity of proxies and the acceptance or rejection of
votes shall be decided by the chairman of the meeting.
  Unless otherwise specified in the proxy, the proxy
shall apply to all shares of the Trust (or each Series
 or Class) owned by the Shareholder.  Any proxy may be
in written form, telephonic or electronic form,
including facsimile, and all such forms shall be valid when in conformance with procedures established and implemented
 by the officers of the Trust.   Until Shares of a
Series or Class are issued, the Trustees may exercise
 all rights of Shareholders of such Series or Class with
respect to matters affecting such Series or Class,
 and may take any action with respect to the Trust or such Series or Class required or permitted by law, this
Declaration of Trust or any By-Laws of the Trust to be
taken by Shareholders.
       Section 2.  Meetings.  A Shareholders' meeting
 shall be held as specified in Section 2 of Article IV
at the principal office of the Trust or such other
place as the Trustees may designate.  Special meetings of
the Shareholders may be called by the Trustees or
the Chief Executive Officer of the Trust and shall be
called by the Trustees upon the written request of
 Shareholders owning at least one-tenth of the outstanding Shares of all Series and Classes entitled to vote.
 Shareholders shall be entitled to at least fifteen days' notice of any meeting.
       Section 3.  Quorum and Required Vote.  Except
 as otherwise provided by law, the presence in
person or by proxy of the holders of (a) one-half of
 the Shares of the Trust on all matters requiring a
Majority Shareholder Vote, as defined in the Investment
 Company Act of 1940, or (b) one-third of the
Shares of the Trust on all other matters permitted by
 law, in each case, entitled to vote without regard to
Class shall constitute a quorum at any meeting of the
 Shareholders, except with respect to any matter which
by law requires the separate approval of one or more
 Series or Classes, in which case the presence in person
or by proxy of the holders of one-half or one-third,
as set forth above, of the Shares of each Series or Class entitled to vote separately on the matter shall constitute a quorum. When any one or more Series or Class is entitled to vote as a single Series or Class, more than one-half, or one-third, as appropriate, of the Shares of each such Series or Class entitled to vote shall constitute a quorum at a Shareholders' meeting of that Series or Class.  If a quorum shall not be present for the
 purpose of any vote that may properly come before the
meeting, the Shares present in person or by proxy
 and entitled to vote at such meeting on such matter may,
by plurality vote, adjourn the meeting from time to
 time to such place and time without further notice than
by announcement to be given at the meeting until a
quorum entitled to vote on such matter shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened.
Subject to any applicable requirement of law or of
 this Declaration of Trust or the By-Laws, a plurality of
the votes cast shall elect a Trustee, and all other
 matters shall be decided by a majority of the votes cast and entitled to vote thereon.
       Section 4.  Action by Written Consent.
Subject to the provisions of the 1940 Act and other
applicable law, any action taken by Shareholders
 may be taken without a meeting if a majority of
Shareholders entitled to vote on the matter (or
 such larger proportion thereof as shall be required by applicable law or by any express provision of this Declaration of Trust or the By-Laws) consents to the
action in writing.  Such consents shall be treated
for all purposes as a vote taken at a meeting of
Shareholders.
       Section 5.  Additional Provisions.  The
 By-Laws may include further provisions for Shareholders'
votes and meetings and related matters.
ARTICLE IX
CUSTODIAN
       The Trustees may, in their discretion, from
 time to time enter into contracts providing for custodial
and accounting services to the Trust or any Series
 or Class.  The contracts shall be on the terms and
conditions as the Trustees may in their discretion
determine not inconsistent with the provisions of this Declaration of Trust or of the By-Laws. Such services may be provided by one or more entities, including one or more sub-custodians.
ARTICLE X
DISTRIBUTIONS AND REDEMPTIONS
Section 1.  Distributions.
(a)	The Trustees may from time to time declare
 and pay dividends to the Shareholders of any
Series or Class, and the amount of such dividends
and the payment of them shall be wholly in the
discretion of the Trustees.   The frequency of
dividends and distributions to Shareholders may be
determined by the Trustees pursuant to a standing
resolution, or otherwise.  Such dividends may be
accrued and automatically reinvested in additional
Shares (or fractions thereof) of the relevant
Series or Class or another Series or Class, or
paid in cash or additional Shares of the relevant
Series or Class, all upon such terms and conditions
as the Trustees may prescribe.
(b)  	The Trustees may distribute in respect of
 any fiscal year as dividends and as capital gains distributions, respectively, amounts sufficient to enable any Series or Class to qualify as a regulated investment company and to avoid any liability for federal income or excise taxes in respect of that year.

(c)  	The decision of the Trustees as to what
 constitutes income and what constitutes principal shall be final, and except as specifically provided herein the decision of the Trustees as to what expenses and charges of any Series or Class shall be charged against principal and what against the income shall be final. Any income not distributed in any year may be permitted to accumulate and as long as not distributed may be invested from tim to time in the same manner as the principal funds of any Series or Class.

(d)  	All dividends and distributions on Shares
 of a particular Series or Class shall be
distributed pro rata to the holders of that Series
 or Class in proportion to the number of Shares of
that Series or Class held by such holders and
recorded on the books of the Trust or its transfer
agent at the date and time of record established
for that payment.
	Section 2.  Redemptions and Repurchases.
(a)  	In case any Shareholder of record of any
Series or Class at any time desires to dispose of
Shares of such Series or Class recorded in his name,
 he may deposit a written request (or such
other form of request as the Trustees may from time
 to time authorize) requesting that the Trust
purchase his Shares, together with such other
instruments or authorizations to effect the transfer as
the Trustees may from time to time require, at
the office of the transfer agent, or as otherwise
provided by the Trustees and the Trust shall purchase
 his Shares out of assets belonging to such
Series or Class.  The purchase price shall be the
 net asset value of his shares reduced by any
redemption charge or deferred sales charge as the
Trustees from time to time may determine.
Payment for such Shares shall be made by the Trust
to the Shareholder of record within that time
period required under the 1940 Act after the request
 (and, if required, such other instruments or
authorizations of transfer) is received, subject
to the right of the Trustees to postpone the date of
payment pursuant to Section 4 of this Article X.
 If the redemption is postponed beyond the date on
which it would normally occur by reason of a
declaration by the Trustees suspending the right of
redemption pursuant to Section 4 of this Article X,
 the right of the Shareholder to have his Shares
purchased by the Trust shall be similarly suspended,
 and he may withdraw his request (or such
other instruments or authorizations of transfer)
from deposit if he so elects; or, if he does not so
elect, the purchase price shall be the net asset
value of his Shares determined next after termination
of such suspension (reduced by any redemption
charge or deferred sales charge), and payment
therefor shall be made within the time period
required under the 1940 Act.
(b)  	The Trust may purchase Shares of a Series
or Class by agreement with the owner thereof
at a purchase price not exceeding the net asset
value per Share (reduced by any redemption charge
or deferred sales charge) determined (1) next after
 the purchase or contract of purchase is made or
(2) at some later time.
(c)  	The Trust may pay the purchase price (reduced
by any redemption charge or deferred
sales charge) in whole or in part by a distribution in kind of securities from the portfolio of the relevant Series or Class, taking such securities at the same value employed in determining net asset value, and selecting the securities in such manner as the Trustees may deem fair and equitable.
       Section 3.  Net Asset Value of Shares.  The
net asset value of each Share of a Series or Class outstanding shall be determined at such time or times as may be determined by or on behalf of the Trustees.
The power and duty to determine net asset value may
 be delegated by the Trustees from time to time to one or more of the Trustees or officers of the Trust, to the other party to any contract entered into pursuant to
Section 1 or 2 of Article VII or to the custodian or to a transfer agent or other person designated by the Trustees.
       The net asset value of each Share of a
Series or Class as of any particular time shall be the quotient
(adjusted to the nearer cent) obtained by dividing the value, as of such time, of the net assets belonging to such Series or Class (i.e., the value of the assets belonging to such Series or Class less the liabilities belonging to such Series or Class exclusive of capital and surplus) by the total number of Shares outstanding of the Series or Class at such time in accordance with the requirements of the 1940 Act and applicable provisions of the By-Laws of the Trust in conformity with generally accepted accounting practices and principles.
       The Trustees may declare a suspension of the determination of net asset value for the whole or any part of any period in accordance with the 1940 Act.
       Section 4.  Suspension of the Right of Redemption.
  The Trustees may declare a suspension of the right of redemption or postpone the date of payment for the whole or any part of any period in accordance with the 1940 Act.
       Section 5.  Trust's Right to Redeem Shares.
 The Trust shall have the right to cause the redemption of Shares of any Series or Class in any Shareholder
's account for their then current net asset value and promptly make payment to the shareholder (which payment may be reduced by any applicable redemption charge or deferred sales charge), if (a) at any time the total investment in the account does not have a minimum dollar value determined from time to time by the Trustees in their sole discretion, (b) at any time a Shareholder fails to furnish certified Social
Security or Tax Identification Numbers, or (c) at any time the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the other Shareholders or the Trust or any Series or Class thereof.
ARTICLE XI
LIMITATION OF LIABILITY AND INDEMNIFICATION
       Section 1.  Limitation of Personal Liability
 and Indemnification of Shareholders. The Trustees, officers, employees or agents of the Trust shall have no power to bind any Shareholder of any Series or Class personally or to call upon such Shareholder for the payment of any sum of money or assessment whatsoever, other than such as the Shareholder may at any time agree to pay by way of subscription for any Shares or otherwise.
       No Shareholder or former Shareholder of any Series or Class shall be liable solely by reason of his being or having been a Shareholder for any debt, claim, action, demand, suit, proceeding, judgment, decree, liability or obligation of any kind, against or with respect to the Trust or any Series or Class arising out of any action taken or omitted for or on behalf of the Trust or such Series or Class, and the Trust or such Series or Class shall be solely liable therefor and resort shall be had solely to the property of the relevant Series or Class of the Trust for the payment or performance thereof.
       Each Shareholder or former Shareholder of any Series or Class (or their heirs, executors, administrators or other legal representatives or,
 in case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against to the full extent of such liability and the costs of any litigation or other proceedings in which such liability shall have been determined, including, without limitation, the fees and disbursements of counsel if, contrary to the provisions hereof, such Shareholder or former
Shareholder of such Series or Class shall be held to be personally liable. Such indemnification shall come exclusively from the assets of the relevant Series or Class.
       The Trust shall, upon request by a
Shareholder or former Shareholder, assume the defense of any claim made against any Shareholder for any act or obligation of the Trust or any Series or Class and satisfy any judgment thereon.
       Section 2.  Limitation of Personal

 Liability and Indemnification of Trustees,
Officers, Employees
or Agents of the Trust.  No Trustee, officer,
employee or agent of the Trust shall have the power to bind any other Trustee, officer, employee or agent of the Trust personally. The Trustees, officers, employees or agents of the Trust in incurring any debts, liabilities or obligations, or in taking or
omitting any other
actions for or in connection with the Trust,
 are, and each shall be deemed to be, acting
 as Trustee, officer,
employee or agent of the Trust and not in his
 own individual capacity.
       Trustees and officers of the Trust shall
be liable for their willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer, as the case may be, and for nothing else.
       Each person who is or was a Trustee,
officer, employee or agent of the Trust shall be entitled to indemnification out of the assets of the Trust
 (or of any Series or Class) to the extent provided in, and subject to the provisions of, the By-Laws, provided that no indemnification shall be granted in
contravention of the 1940 Act.
	Section 3.  Express Exculpatory Clauses
 and Instruments.
(a) 	All persons extending credit to, contracting
with or having any claim against the Trust or a particular Series or Class shall only look to the assets of the Trust or the assets of that particular Series or Class for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be liable therefor.

(b)	The Trustees shall use every reasonable
means to assure that all persons having dealings with the Trust or any Series or Class shall be informed that the property of the Shareholders and the Trustees, officers, employees and agents of the Trust or any Series or Class shall not be subject to claims against or obligations of the Trust or any other Series or Class to any extent whatsoever.
The Trustees shall cause to be inserted in any written agreement, undertaking or obligation made or issued on behalf of the Trust or any Series or Class (including certificates for Shares of any Series or Class) an appropriate reference to the provisions of this Declaration of Trust, providing that neither the Shareholders, the Trustees, the officers, the employees nor any agent of the Trust or any Series or Class shall be liable ther eunder, and that the other parties to such instrument shall look solely to the assets belonging to the relevant Series or Class for the payment of any claim thereunder or for the performance thereof;
 but the omission of such provisions from any such instrument shall not render any Shareholder,
 Trustee, officer, employee or agent liable, nor shall the Trustee, or any officer, agent or employee of the Trust or any Series or Class be liable to anyone for such omission. If, notwithstanding this provision, any Shareholder, Trustee, officer, employee or agent shall be held liable to any other person by reason of the omission of such provision from any such agreement, undertaking or obligation, the Shareholder, Trustee, officer, employee or agent shall be indemnified and reimbursed by the Trust.
ARTICLE XII
MISCELLANEOUS
       Section 1.  Trust is not a Partnership.
 It is hereby expressly declared that a trust and not a partnership is created hereby.
       Section 2.  Trustee Action Binding,
Expert Advice, No Bond or Surety.  The exercise by the
Trustees of their powers and discretions hereunder shall be binding upon everyone interested. Subject to the provisions of Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Article XI, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.
       Section 3.  Establishment of Record Dates.
 The Trustees may close the Share transfer books of the Trust maintained with respect to any Series or Class for a period not exceeding ninety (90) days preceding the date of any meeting of Shareholders of the Trust or any Series or Class, or the date for the payment of any dividend or the making of any distribution to Shareholders, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares of any Series or Class shall go into effect or the last day on which the consent or dissent of Shareholders of any Series or Class may be effectively expressed for any purpose; or in lieu of closing the Share transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding ninety (90) days preceding the dat e of any meeting of Shareholders of the Trust or any Series or Class, or the date for the payment of any dividend or the making of any distribution to Shareholders of any Series or Class, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares of any Series or Class shall go into effect, or the last day on which the consent or dissent of Shareholders of any Series or
 Class may be effectively expressed for any purpose, as a record date for the determination of the Shareholders entitled to notice of, and, to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, or to exercise the right to give such consent or dissent, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or distribution, or to receive such allotment or rights, or to change, convert or exchange
Shares of any Series or Class, or to exercise such rights, as the case may be, notwithstanding, after such date fixed aforesaid, any transfer of any Shares on the books of the Trust maintained with respect to any Series or Class. Nothing in the foregoing sentence shall be construed as precluding the Trustees from setting different record dates for different Series or Classes.
       Section 4.  Termination of Trust.

(a)  	This Trust shall continue without limitation of
 time but subject to the provisions of
paragraphs (b), (c) and (d) of this Section 4.
(b)  	The Trustees may, by majority action, with the
 approval of a Majority Shareholder Vote
of each Series or Class entitled to vote as determined
 by the Trustees under Section 5(d) of Article
III, sell and convey the assets of the Trust or any
Series or Class to another trust or corporation.
Upon making provision for the payment of all outstanding
 obligations, taxes and other liabilities,
accrued or contingent, belonging to each Series or
 Class, the Trustees shall distribute the
remaining assets belonging to each Series or Class
 ratably among the holders of the outstanding
Shares of that Series or Class.  The Trustees shall
 make a good faith determination that a
conveyance of a part of the assets of a Series or
 Class is in the best interest of Shareholders of the
relevant Series or Class.
(c)  	The Trustees may at any time sell and
 convert into money all the assets of the Trust or
any Series or Class without Shareholder approval,
unless otherwise required by applicable law.
Upon making provision for the payment of all
outstanding obligations, taxes and other liabilities,
accrued or contingent, belonging to each Series
 or Class, the Trustees shall distribute the
remaining assets belonging to each Series or
Class ratably among the holders of the outstanding
Shares of that Series or Class.
(d)  	Upon completion of the distribution of
 the remaining proceeds of the remaining assets as
provided in paragraphs (b) and (c), the Trust or
 the applicable Series or Class shall terminate and
the Trustees shall be discharged of any and all
 further liabilities and duties hereunder or with
respect thereto and the right, title and interest
of all parties shall be canceled and discharged.
       Section 5.  Offices of the Trust, Filing
of Copies, Headings, Counterparts.  The Trust shall
maintain a usual place of business in Massachusetts,
 which shall be determined by the Trustees, and shall
continue to maintain an office at such address
 unless changed by the Trustees to another location in Massachusetts. The Trust may maintain other offices as the Trustees may from time to time determine. The original or a copy of this instrument and of each declaration of trust supplemental hereto
 shall be kept at the
office of the Trust where it may be inspected
by any Shareholder. A copy of this instrument and of each supplemental declaration of trust shall be filed by the Trustees with the Massachusetts Secretary of State
and the Boston City Clerk, as well as any other
 governmental office where such filing may from time to
time be required.  Headings are placed herein
for convenience of reference only and in case
of any conflict,
the text of this instrument, rather than the
 headings shall control.  This instrument may
 be executed in any
number of counterparts each of which shall be
deemed an original.
       Section 6.  Applicable Law.  The Trust
set forth in this instrument is created under
and is to be
governed by and construed and administered
according to the laws of The Commonwealth of
Massachusetts.  The Trust shall be of the type
 commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.
       Section 7.  Amendments -- General.   All
rights granted to the Shareholders under this Declaration
of Trust are granted subject to the reservation
of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders)
may be amended at any time, so long as such
amendment does not adversely affect the rights of
any Shareholder with respect to which such amendment is
or purports to be applicable and so long as such
 amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the then Trustees (or by an
officer of the Trust pursuant to the vote of a
majority of such Trustees). Any amendment to this Declaration of Trust that adversely affects the rights of
Shareholders may be adopted at any time by an instrument signed in writing by a majority of the then
Trustees (or by any officer of the Trust pursuant
 to the vote of a
majority of such Trustees) when authorized to
 do so by the vote of the Shareholders holding
a majority of
the Shares entitled to vote.  Subject to the foregoing,
 any such amendment shall be effective as provided in
the instrument containing the terms of such amendment
 or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such
instrument) executed by a Trustee or officer to the
 effect that such amendment has been duly adopted.
Copies of the amendment to this Declaration of Trust
shall be filed as specified in Section 5 of this Article
XII.  A restated Declaration of Trust, integrating
 into a single instrument all of the provisions of the Declaration of Trust which are then in effect and operative, may be executed from time to time by a
majority of the Trustees and shall be effective upon
 filing as specified in Section 5.
       Section 8.  Amendments -- Series and Classes.
  The establishment and designation of any Series or
Class of Shares in addition to those established and
 designated in Section 5 of Article III hereof shall be effective upon the execution by a majority of the then Trustees, without the need for Shareholder approval, of an amendment to this Declaration of Trust, taking
the form of a complete restatement or otherwise,
setting forth such establishment and designation and
the relative rights and preferences of any such Series or Class, or as otherwise provided in such instrument.
       Without limiting the generality of the foregoing,
the Declaration of the Trust may be amended
without the need for Shareholder approval to:
(a)  	create one or more Series or Classes of Shares
(in addition to any Series or Classes
already existing or otherwise) with such rights and
 preferences and such eligibility requirements
for investment therein as the Trustees shall determine
and reclassify any or all outstanding Shares
as Shares of particular Series or Classes in accordance
with such eligibility requirements;
(b)  	combine two or more Series or Classes of Shares
into a single Series or Class on such
terms and conditions as the Trustees shall determine;
(c)  	change or eliminate any eligibility requirements
for investment in Shares of any Series or
Class, including without limitation the power to provide
for the issue of Shares of any Series or
Class in connection with any merger or consolidation of
the Trust with another trust or company or
any acquisition by the Trust of part or all of the assets
of another trust or company;
(d)  	change the designation of any Series or Class of
Shares;
(e)  	change the method of allocating dividends among
 the various Series and Classes of
Shares;
(f)  	allocate any specific assets or liabilities
of the Trust or any specific items of income or
expense of the Trust to one or more Series and Classes
 of Shares; and
(g)  	specifically allocate assets to any or all Series
 or Classes of Shares or create one or more additional Series or Classes of Shares which are preferred over all other Series or Classes of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with
respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to such Series or Classes.
       Section 9.  Use of Name.  The Trust acknowledges
that "Federated Investors, Inc." has reserved the right to grant the non-exclusive use of the name "Federated MDT Series" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or other business enterprise, and to withdraw from the Trust or one or more Series or Classes any right to the use of the name "Federated MDT Series".
	IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first above written.

/s/ J. Christopher Donahue
J. Christopher Donahue

/s/ John W. McGonigle
John W. McGonigle

/s/ Peter J. Germain
Peter J. Germain